UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2019, Applied DNA Sciences, Inc. and its wholly-owned subsidiary, APDN (B.V.I.), Inc., (collectively, the “Company”), entered into a Patent and Know-How License and Cooperation Agreement (the “Agreement”) with ETCH BioTrace S.A. (“ETCH”), a wholly-owned subsidiary of TheraCann International Benchmark Corporation (“TheraCann”), a legal cannabis and hemp consultancy. The Agreement grants ETCH the exclusive right and license, with rights to sublicense, to use, offer to sell, sell and import the Company’s proprietary or patented DNA tagging, DNA tag application and DNA tag authentication technologies marketed under SigNature® and/or CertainT® (the “Technology”) within the global cannabis sativa L and cannabis sativa L derivative product markets, excluding use in textiles. The Agreement further grants ETCH the non-exclusive right and license, with rights to sublicense, to use, offer to sell, sell and import the Technology within the global cannabis sativa L market and cannabis sativa L derivative product markets for use in textiles. The Agreement also grants ETCH the limited use of trademarks owned by the Company solely for the purpose of promoting, marketing and disclosing the Technology, with all goodwill and benefit arising from such use inuring to the exclusive benefit of the Company.

Under the Agreement, a $5,000,000 non-refundable up-front licensing fee is payable to the Company over a four-month period, with $1,000,000 due on or before April 15, 2019, $2,000,000 due on or before June 30, 2019 and $2,000,000 due on or before August 15, 2019. The Company and ETCH will jointly market and sell the Technology, with profits to be shared between the parties after specified gross profit minimums are reached. The Agreement also provides for specified annual cash payment minimums to the Company, scaling from $2,000,000 in year two, $7,000,000 in year three, $10,000,000 in year four, $12,000,000 in years five through ten, $16,000,000 in years ten through fifteen, to $20,000,000 in year fifteen, which TheraCann must pay to the Company to maintain its license exclusivity. Such annual cash payment minimums may be comprised of any cash payments from ETCH or any sublicensee for DNA taggant, profit share, DNA authentication devices/reagents, DNA authentication services, project fees, other service or product fees, and/or other cash payments. In lieu of the annual cash payment minimums for years one and two, the parties agree to create a mutually agreeable development plan for TheraCann’s commercialization of the Technology which will contain commercialization milestones that can be met by TheraCann in lieu of annual cash payment minimums.

The term of the license granted with respect to any licensed patent will continue until any valid claim with respect to such patent has expired, and the term of the license granted with respect to any licensed know-how (such as trade secrets and methods) is twenty years. Either party may terminate the Agreement on written notice to the other party if the other party materially breaches the Agreement and such breach is incapable of cure or being capable of cure, remains uncured sixty business days after written notice. The Company may immediately terminate the Agreement if ETCH, its affiliates, or sublicensee institutes or participates in a challenge to the licensed patents. Either party may terminate the Agreement effective immediately in the event the other party dissolves, becomes insolvent, or is subject to bankruptcy proceedings. Should the Company dissolve, become insolvent, become subject to bankruptcy proceedings, cease its business operations generally, cease manufacture of the Technology, or fail to provide ETCH with the Technology for twenty business days, among other things, ETCH and its affiliates are granted licenses to enable ETCH to manufacture and/or practice the Technology to the extent required to comply with ETCH’s ongoing commercial obligations, and the Company has agreed to place into escrow the know-how pertaining to the Technology in connection with such backup license.

During the term, any improvements to any licensed patent shall remain the sole property of the Company if conceived, made or reduced to practice in whole or in part by the Company or be jointly owned by the Company and ETCH where conceived, made, or reduced to practice in whole or in part by ETCH. The Company and ETCH shall agree on a filing strategy for each country where patent protection is sought, and the Company shall be obligated to prepare, file, and prosecute any patent applications, maintain all patents, and notify ETCH of any changes in status or deadlines. ETCH’s consent is required to abandon any patents, and the Company shall assign such abandoned patent to ETCH upon request.

The Agreement also contains mutual confidentiality and indemnification obligations for the Company and ETCH. The Company may not assign the Agreement without ETCH’s prior written consent, not to be unreasonably withheld. Due to an acknowledged level of uncertainty relating to contracts for the provision of services to the legal cannabis industry, both ETCH and the Company expressly waived any defense based on illegality.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements describe the Company’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, shifting enforcement priorities of U.S. federal laws relating to cannabis, and various other factors detailed from time to time in the Company’s Securities and Exchange Commission reports and filings, including its Annual Report on Form 10-K filed on December 18, 2018 and its subsequent quarterly report on Form 10-Q filed on February 7, 2019, and other reports it files with the Securities and Exchange Commission, which are available at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2019	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer